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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
IMS HEALTH INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                          IMS HEALTH INCORPORATED
                          1499 Post Road
                          Fairfield, CT 06824

                          March 22, 2004

Dear Shareholder:

        You are cordially invited to attend the 2004 Annual Meeting of Shareholders of IMS Health Incorporated ("IMS") on May 7, 2004, at 11:30 a.m. at The Westin Stamford, Stamford, Connecticut.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting and provides information about IMS.

        Your vote is important. Whether you plan to attend the meeting or not, please vote by telephone or over the Internet or complete and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may withdraw your proxy and vote your shares.

                      Sincerely,

                      DAVID M. THOMAS
                       Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 7, 2004

DATE:	Friday, May 7, 2004
TIME:	11:30 a.m.
PLACE:	The Westin Stamford One First Stamford Place Stamford, Connecticut 06902
ITEMS OF BUSINESS:	1.	To elect three Class II directors for a three-year term.
	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent public auditors for 2004.
	3.	To consider two shareholder proposals, if presented at the meeting.
	4.	To transact any other business that may properly come before the meeting.
RECORD DATE:	Holders of IMS Common Stock of record at the close of business on March 5, 2004 are entitled to vote at the meeting.
ANNUAL REPORT:	The IMS 2003 Annual Report to Shareholders and 2003 Annual Review, which are not part of the proxy soliciting materials, are enclosed.
PROXY VOTING:
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the attached Proxy Statement.
By Order of the Board of Directors,

ROBERT H. STEINFELD Senior Vice President, General Counsel and Corporate Secretary
Dated: March 22, 2004 Fairfield, Connecticut

IMS HEALTH INCORPORATED
1499 Post Road
Fairfield, Connecticut 06824

PROXY STATEMENT

Introduction

        You are invited to attend the 2004 Annual Meeting of Shareholders of IMS Health Incorporated ("IMS," "we" or "us") on Friday, May 7, 2004, beginning at 11:30 a.m. The Meeting will be held at The Westin Stamford, One First Stamford Place, Stamford, Connecticut 06902.

        Our Board of Directors is requesting your proxy to vote at the 2004 Annual Meeting of Shareholders and at any adjournment or postponement of the Meeting. We are sending this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, proxy card, 2003 Annual Report to Shareholders and 2003 Annual Review to inform you about the Meeting and request that your shares be represented and voted at the Meeting. These materials are being mailed to shareholders entitled to vote at the Meeting starting March 22, 2004.

The Company

        IMS is a leading global provider of information solutions to the pharmaceutical and healthcare industries. We have operations in more than 100 countries and employ approximately 6,000 employees worldwide. Our principal executive offices are located at 1499 Post Road, Fairfield, Connecticut 06824. Our telephone number is (203) 319-4700.

About the Annual Meeting

    What is the purpose of the Meeting?

        At the Annual Meeting, holders of IMS Common Stock will consider and act upon the following items of business:

  —
  Election of three Class II Directors for a three-year term;

  —
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public auditors for 2004;

  —
  Consideration of two shareholder proposals; and

  —
  Transaction of any other business that may properly come before the Meeting.

        The Board recommends a vote FOR the election of the three nominees proposed for election as Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent public auditors for 2004 and AGAINST approval of each of the shareholder proposals, if presented (see Proposals 3 and 4).

    Who is entitled to vote at the Meeting?

        Only shareholders of record on March 5, 2004, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting. At that date, IMS had 234,766,920 shares of Common Stock outstanding.

    What are the voting rights of shareholders?

        Each share of Common Stock is entitled to one vote. There is no cumulative voting.

    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        If your shares are registered directly in your name with IMS's transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the "shareholder of record." The proxy statement, annual report and proxy card have been sent directly to you by IMS.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following their instructions for voting.

    How do shareholders vote?

        You may have your shares voted on matters presented at the Meeting in the following ways:

    In person—You may attend the Meeting and cast your vote there.

    By proxy—Shareholders of record have a choice of voting by proxy:

•
Over the Internet. The Web site for Internet voting is on your proxy card;

•
By using a toll-free telephone number noted on your proxy card; or

•
By completing a proxy card and mailing it in the postage-paid envelope provided.

        If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which of the above choices are available to you. A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:00 p.m. E.D.T. on May 6, 2004.

    If a shareholder gives a proxy, how are the shares voted?

        Regardless of the method you choose to vote, the individuals named on the enclosed proxy card (your "proxies") will vote your shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Meeting.

        If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

        It is possible that items of business other than those listed above may be brought before shareholders at the Annual Meeting. If we were not aware of the matter a reasonable time before the mailing of this Proxy Statement, the persons named as proxies on the proxy card will vote shares for which you have given a proxy on the matter as recommended by the Board of Directors, or, if no Board recommendation is given, the proxies will vote the shares in their discretion. In any event, the individuals named as proxies must comply with the rules of the Securities and Exchange Commission when voting shares on a discretionary basis. At the date of this Proxy Statement, we had not received any notice regarding any other matter to come before the Meeting that was timely in accordance with our Bylaws. The individuals named as proxies on the proxy card accompanying this Proxy Statement are David M. Thomas, Chairman of the Board and Chief Executive Officer of IMS, Nancy E. Cooper, Senior Vice President and Chief Financial Officer of IMS, and Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary of IMS.

    If I vote by proxy, may I still attend the Annual Meeting?

        Voting over the Internet, by telephone or by sending in a signed proxy will not prevent you from attending the Annual Meeting and voting in person.

    How can I revoke a proxy?

        You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by giving written notice of revocation to the Corporate Secretary of IMS, or by attending the Annual Meeting and voting in person.

    If I hold shares in the IMS Health Incorporated Savings Plan, how can I vote them?

        If you participate in the IMS Health Incorporated Savings Plan and have contributions invested in IMS Common Stock, the proxy card will serve as a voting instruction for the Trustee of the Plan. You must return your proxy card before April 30, 2004. We will then forward your proxy card to the Trustee. If your proxy card is not received before that date or if you sign and return the proxy card without instructions marked in the boxes, the Trustee will vote your shares of Common Stock held in the Plan in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

    What constitutes a quorum?

        A quorum of shares is necessary to hold a valid shareholders' meeting. The IMS Bylaws provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at meetings of shareholders. Shares for which a shareholder directs an "abstention" from voting, as well as shares that a broker holds in "street name" and votes on some matters but not others ("broker non-votes," which result when brokers have not received voting instructions from their customers on certain non-routine matters), will be counted for purposes of establishing a quorum.

    What vote is required to approve each item of business?

        Directors will be elected by a plurality of votes cast at the Annual Meeting. This means that the three nominees for director who receive the most votes will be elected. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will not affect the outcome of the election of directors.

        For each other item of business, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval. If you are present at the Meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal. If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

    If I cannot attend the meeting, what are the deadlines for voting?

        If you choose to vote over the Internet or by telephone, you must complete the process no later than 11:00 p.m. E.D.T. on May 6, 2004 and it is not necessary for you to return your proxy card.

        If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of IMS by the time the Annual Meeting begins.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        The following table shows the number of shares of Common Stock "beneficially owned" as of March 1, 2004 by each of our directors, each of our named executive officers listed in the Summary Compensation Table below, all of our current directors and executive officers as a group, and each person known to be a beneficial owner of more than five percent of our outstanding stock. "Beneficial ownership" includes shares that a shareholder has the power to vote or the power to transfer, and also includes stock options that were either exercisable at the specified date or will become exercisable within 60 days thereafter. Percentages are based upon the number of shares of Common Stock outstanding at March 1, 2004, plus, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.

        The table reflects information provided by the directors and executive officers. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed, and the beneficial ownership of the person or group does not exceed one percent of the outstanding Common Stock. Restricted stock, restricted stock units and deferred stock units represent shares subject to restrictions on transferability and, in the case of units, do not have voting rights until settlement at specified future dates. Share figures have been rounded down to whole shares.

Name	Number of Shares and Nature of Ownership
David R. Carlucci	135,907		Restricted/Deferred Stock Units
	83,333		Right to Acquire Within 60 Days by Exercise of Options

219,240
Constantine L. Clemente	3,000		Direct
	2,065		Restricted Stock
	6,587		Restricted/Deferred Stock Units
	9,000		Right to Acquire Within 60 Days by Exercise of Options

20,652
Nancy E. Cooper	2,500	(1)	Direct
	18,735		Restricted/Deferred Stock Units
	84,999		Right to Acquire Within 60 Days by Exercise of Options

106,234
James D. Edwards	2,000		Direct
	2,476		Restricted Stock
	2,250		Restricted/Deferred Stock Units
	3,000		Right to Acquire Within 60 Days by Exercise of Options

9,726
Kathryn E. Giusti	2,118		Restricted Stock
	2,250		Restricted/Deferred Stock Units
	9,000		Right to Acquire Within 60 Days by Exercise of Options

13,368
John P. Imlay, Jr	22,212		Direct
	10,013		Restricted/Deferred Stock Units
	55,871		Right to Acquire Within 60 Days by Exercise of Options

88,096

Robert J. Kamerschen	33,443		Direct
	2,250		Restricted/Deferred Stock Units
	55,871		Right to Acquire Within 60 Days by Exercise of Options

	91,564
H. Eugene Lockhart	6,612		Direct
	8,617		Restricted/Deferred Stock Units
	59,537		Right to Acquire Within 60 Days by Exercise of Options

	74,766
Gilles V. J. Pajot	65,147		Direct
	27,472		Restricted/Deferred Stock Units
	948,673		Right to Acquire Within 60 Days by Exercise of Options

	1,041,292
M. Bernard Puckett	8,659		Direct
	2,250		Restricted/Deferred Stock Units
	54,748		Right to Acquire Within 60 Days by Exercise of Options

	65,657
Robert H. Steinfeld	9,884		Direct
	17,653		Restricted/Deferred Stock Units
	254,894		Right to Acquire Within 60 Days by Exercise of Options

	282,431
David M. Thomas	6,196		Direct
	313,763		Restricted/Deferred Stock Units
	1,100,000		Right to Acquire Within 60 Days by Exercise of Options

	1,419,959
William C. Van Faasen	11,569		Direct
	5,495		Restricted/Deferred Stock Units
	68,777		Right to Acquire Within 60 Days by Exercise of Options

	85,841
All Current Directors and	190,127		Direct
Executive Officers as a	6,659		Restricted Stock
Group (18 in number)	631,482		Restricted/Deferred Stock Units
	3,111,892		Right to Acquire Within 60 Days by Exercise of Options

	3,940,160	(2)

Barclays Global Investors, NA	20,236,183	(3)

FMR Corp.	14,369,726	(4)

Ariel Capital Management Inc.	14,270,028	(5)

A I M Management Group Inc.	12,323,992	(6)

  1.
  Ms. Cooper shares with her spouse investment and voting rights with respect to these shares.

  2.
  Represents 1.68% of the total outstanding Common Stock at March 1, 2004.

  3.
  Represents 8.62% of the outstanding Common Stock at March 1, 2004. The information concerning Barclays Global Investors, NA ("Barclays") was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, reporting beneficial ownership at December 31, 2003. Barclays filed the Schedule 13G together with seven apparently affiliated companies, indicating that Barclays and five other of the filing entities were banks, one other filing entity was a broker-dealer, and one other filing entity was an investment advisor. This Schedule 13G reported, in the aggregate, sole voting power over 18,036,965 shares and sole dispositive power over 18,054,580 shares, with Barclays' itself having aggregate beneficial ownership of 16,107,812 shares, including sole voting power and sole dispositive power over 13,932,545 shares. Barclays' address is 45 Fremont Street, San Francisco, California 94105.

  4.
  Represents 6.12% of the outstanding Common Stock at March 1, 2004. The information concerning FMR Corp. ("FMR") and related entities was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, reporting beneficial ownership at December 31, 2003. FMR filed the Schedule 13G together with its wholly owned subsidiary, Fidelity Management & Research Company ("Fidelity"), Edward C. Johnson, 3rd, Chairman and a principal shareholder of FMR, and Abigail P. Johnson, a Director and principal shareholder of FMR. This Schedule 13G reported that FMR had sole voting power over 207,026 shares and that FMR, Mr. Johnson and Ms. Johnson each had sole dispositive power over 14,369,727 shares. It reported that Fidelity, a registered investment advisor, beneficially owned 14,102,295 shares of Common Stock, as a result of acting as investment adviser to various registered investment companies (the "Funds"). Voting power with respect to such shares resides with the respective Boards of Trustees of each of the Funds. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

  5.
  Represents 6.08% of the outstanding Common Stock at March 1, 2004. The information concerning Ariel Capital Management, Inc. ("Ariel") and related parties was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004, reporting beneficial ownership at December 31, 2003. Ariel filed the Schedule 13G for itself and on behalf of John W. Rogers, Jr., Chairman and Chief Executive Officer of Ariel, and stated that Mr. Rogers may be deemed to have beneficial ownership of the shares reported as held by Ariel but that he disclaimed such beneficial ownership. This Schedule 13G reported that Ariel had sole voting power over 11,065,512 shares and sole dispositive power over 14,523,963 shares. The address of Ariel is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601.

  6.
  Represents 5.25% of the outstanding Common Stock at March 1, 2004. The information concerning A I M Management Group Inc. ("AIM") and related entities was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2004, reporting beneficial ownership at December 31, 2003. AIM filed the Schedule 13G together with its wholly owned investment advisor subsidiaries AIM Advisors, Inc., AIM Capital Management, Inc., AIM Funds Management Inc., and AIM Private Asset Management, Inc. This Schedule 13G reported that AIM had sole voting power and sole dispositive power over 12,323,992 shares. The address of AIM is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Filing persons must furnish us with copies of the Section 16(a) reports they file. Based solely on our review of the Section 16(a) reports we have received and written representations from some filers that no other reports were required, we believe that all filing requirements applicable to our officers, directors and greater than 10% shareholders were complied with for the fiscal year ended December 31, 2003.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The members of the IMS Board of Directors are grouped into three classes. After election, each class holds office for a three-year term. The term of the current Class II Directors expires at the 2004 Annual Meeting of Shareholders.

        The Board of Directors proposes the election of James D. Edwards, David M. Thomas, and William C. Van Faasen as Class II Directors at the 2004 Annual Meeting for a three-year term expiring at the 2007 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE

        Unless you otherwise instruct, proxies will be voted for election of all the nominees, all of whom are now members of the Board. If any nominee is unwilling or unable to serve as a Director and the Board does not, in that event, choose to reduce the size of the Board and the number of Class II Directors, the persons voting the proxy may vote for the election of another person in accordance with their judgment.

        The following information provides, for each nominee for election as a Class II Director, the nominee's name, age, position with IMS, the year the nominee first became a Director, principal occupations during the last five years, and other directorships in public companies.

DIRECTORS STANDING FOR ELECTION

        CLASS II DIRECTORS. The following Directors have terms ending in 2004:

        JAMES D. EDWARDS. Mr. Edwards, age 60, has served as a Director of IMS since October 2002. He is the owner of JDE Enterprises Inc., a provider of consulting and independent contractor services. Mr. Edwards retired in 2002 as Managing Partner—Global Markets, of Arthur Andersen LLP, a position he had held since 1998. Mr. Edwards began his career with Arthur Andersen in 1964 and served in several positions after that time. Mr. Edwards is also a director of Transcend Services, Inc.

        DAVID M. THOMAS. Mr. Thomas, age 54, has served as a Director and as Chairman and Chief Executive Officer of IMS since November 2002. From November 2000 until October 2002, Mr. Thomas also served as President IMS. Prior to joining IMS, Mr. Thomas was Senior Vice President/Group Executive, Personal Systems Group of International Business Machines ("IBM") from January 1998 until September 2000. He held the position of General Manager of Global Industries of IBM from January 1996 until January 1998 and General Manager of IBM North America from October 1995 until January 1996. Mr. Thomas is also a director of the following public companies: Fortune Brands, Inc., The MONY Group, Inc. and The TriZetto Group, Inc.

        WILLIAM C. VAN FAASEN. Mr. Van Faasen, age 55, has been a Director of IMS since June 1998. Since February 2004, he has been Chairman and Chief Executive Officer of Blue Cross and Blue Shield of Massachusetts, a health insurance firm in Boston, Massachusetts. From March 2003 until February 2004, he was Chairman, President and Chief Executive Officer and from September 1992 until March 2003, he was President and Chief Executive Officer, of Blue Cross and Blue Shield of Massachusetts. Mr. Van Faasen is also a director of Liberty Mutual Insurance Company and NSTAR.

DIRECTORS CONTINUING IN OFFICE

        CLASS I DIRECTORS. The following Directors have terms ending in 2006:

        JOHN P. IMLAY, JR. Mr. Imlay, age 67, has served as a Director of IMS since June 1998. Mr. Imlay has been Chairman of Imlay Investments, an Atlanta-based private venture capital investment firm, since 1990. From January 1990 until November 1996, Mr. Imlay was Chairman of Dun & Bradstreet Software Services, Inc., a software company, and he served as Principal Executive Officer of Dun & Bradstreet

Software Services, Inc. from January 1990 to January 1993 and as President of that company from January 1990 until March 1992.

        ROBERT J. KAMERSCHEN. Mr. Kamerschen, age 68, has served as a Director of IMS since June 1998. Mr. Kamerschen is the retired Chairman and Chief Executive Officer of ADVO, Inc. as well as a private investor and strategic consultant. From October 1999 to February 2002, Mr. Kamerschen was Chairman and Chief Executive Officer of DIMAC Marketing Corporation, a direct marketing services firm. On April 6, 2000, DIMAC Marketing Corporation and its subsidiaries filed voluntary petitions with the U.S. Bankruptcy Court in Wilmington, Delaware seeking reorganizations under Chapter 11 of the U.S. Bankruptcy Code. DIMAC and its subsidiaries emerged from bankruptcy protection on February 28, 2001. Mr. Kamerschen previously held the following positions with ADVO, Inc., a direct marketing services firm: Retired Chairman and Senior Executive Consultant from July 1999 until October 1999, Chairman from November 1988 until June 1999, and Chairman and Chief Executive Officer from November 1988 until January 1999. Mr. Kamerschen also serves as a director of the following public companies: Linens 'N Things, Inc., Memberworks Inc., RadioShack Corporation and R.H. Donnelley Corporation.

        H. EUGENE LOCKHART. Mr. Lockhart, age 54, has served as a Director of IMS since June 1998. Since February 2003, Mr. Lockhart has been a Venture Partner for Oak Investment Partners, a private equity investment firm. From February 2000 until February 2003, Mr. Lockhart was President and Chief Executive Officer of The New Power Company, a provider of energy and related services. On June 11, 2002, New Power Holdings, Inc. and its subsidiaries, including The New Power Company, filed voluntary petitions with the U.S. Bankruptcy Court for the Northern District of Georgia seeking reorganizations under Chapter 11 of the U.S. Bankruptcy Code. The Plan was confirmed on October 29, 2002. To date, all creditors have been fully paid and liquidated proceeds are expected to be paid to shareholders no later than June 30, 2004. Prior to joining The New Power Company, Mr. Lockhart served at AT&T Corporation as President of Consumer Services from July 1999 until February 2000 and as Executive Vice President and Chief Marketing Officer from February 1999 until June 1999. From April 1997 until October 1998, Mr. Lockhart was President, Global Retail, of Bank of America Corporation, a financial services firm, and from March 1994 until April 1997, he served as President and Chief Executive Officer of MasterCard International, Inc., a credit card company. Mr. Lockhart also serves as a director of the following public companies: Asset Acceptance Capital Group and RadioShack Corporation.

        CLASS III DIRECTORS. The following Directors have terms ending in 2005:

        CONSTANTINE L. CLEMENTE. Mr. Clemente, age 66, has served as a Director of IMS since December 2001. In August 2002, Mr. Clemente retired from Pfizer, Inc. From May 1999 until August 2002, he was Executive Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. From 1992 until May 1999, Mr. Clemente served as Senior Vice President—Corporate Affairs; Secretary and Corporate Counsel of Pfizer. Mr. Clemente joined the legal division of Pfizer in 1964 and served Pfizer in a number of domestic and international positions after that time.

        KATHRYN E. GIUSTI. Ms. Giusti, age 45, has served as a Director of IMS since February 2002. Since January 1998, she has served as the President of the Multiple Myeloma Research Foundation, a non-profit organization aimed at funding research for and advancing awareness of multiple myeloma. She is also President of the Multiple Myeloma Research Consortium, a collaboration of leading myeloma research institutions dedicated to accelerating drug development through innovative research efforts. From 1992 through March 1997, she worked for G.D. Searle & Company, a subsidiary of Pharmacia Corporation, where she most recently served as Executive Director, Worldwide Arthritis Franchise.

        M. BERNARD PUCKETT. Mr. Puckett, age 59, has served as a Director of IMS since June 1998. In August 2002, Mr. Puckett was elected Chairman of the Board of Openwave Systems, Inc. Mr. Puckett has been a private investor since January 1996. He previously held the position of President and Chief Executive Officer of Mobile Telecommunication Technologies Corporation, a telecommunications firm, from May 1995 until January 1996. In addition, he served as President and Chief Operating Officer of that firm from January 1994 until May 1995. Mr. Puckett also serves as a director of Direct Insite Corporation.

CORPORATE GOVERNANCE AT IMS

Board of Directors

        The Board of Directors is responsible for supervision of the overall affairs of IMS. Members of the Board are kept informed of our business through discussions with the Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in regular, as well as special, meetings of the Board and its committees. In addition, to promote open discussion among our non-management and independent Directors, those Directors meet in regularly scheduled executive sessions without the participation of the management Director. Individual non-management Directors serve as the presiding director of each executive session on a rotating basis.

        To assist in carrying out its duties, the Board has delegated authority to three committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Governance Committee. The Board of Directors held six meetings during 2003. Overall attendance at Board and Committee meetings was 94%. No Director attended fewer than 80% of the total number of meetings of the Board of Directors and of the Committees of the Board on which the Director serves.

Documents Establishing Our Corporate Governance

        In November 2003, the New York Stock Exchange ("NYSE") adopted significant new corporate governance rules for listed companies. The Securities and Exchange Commission, implementing the Sarbanes-Oxley Act of 2002, adopted a number of new rules affecting corporate governance and disclosure in 2002 and 2003 as well. The Board of Directors and management has engaged in an ongoing review of our corporate governance, with a goal of full compliance with the new rules as early as possible and well in advance of any deadlines set in the new rules.

        We have adopted a number of key documents that are the foundation of corporate governance at IMS:

  •
  Corporate Governance Principles

  •
  Code of Ethics for Principal Executive Officer and Senior Financial Officers

  •
  Policy on Business Conduct

  •
  Guidelines for Determining Director Independence

  •
  Charters for the three Board Committees:

  —
  Audit Committee (a copy of the Charter is also attached to this Proxy Statement)

  —
  Compensation and Benefits Committee

  —
  Nominating and Governance Committee

        These documents and other important information on our governance are posted in the "Investors" section of the IMS Health Incorporated website, and may be viewed at http://www.imshealth.com. We will also provide any of these documents in print to a shareholder who requests it. You may direct your request to the General Counsel, IMS Health Incorporated, 1499 Post Road, Fairfield, Connecticut 06824.

        Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. The Board's Corporate Governance Principles address a number of important governance issues such as:

  •
  Selection and monitoring of the performance of senior management;

  •
  Succession plans for the Chairman of the Board and Chief Executive Officer and certain other senior management;

  •
  Qualifications for Board membership, including mandatory retirement for Board members at age 70;

  •
  Functioning of the Board, including the requirement for Executive Sessions at each Board meeting; and

  •
  Committee responsibilities.

        We believe that our Corporate Governance Principles, Policy on Business Conduct, Code of Ethics for Principal Executive Officer and Senior Financial Officers, Committee Charters and other governance documents meet current requirements and reflect the highest standards of corporate governance. We have also asked key employees throughout the world to ensure that reporting practices for our financial plan goals are carried out with the highest standard of ethics and integrity. Violations can lead to disciplinary action, including loss of compensation, stock, benefits and, in certain cases, termination of employment.

Independence of Directors

        The key to effective corporate governance is that a substantial majority of the Directors be independent. The Board of Directors, at its meeting on February 10, 2004, adopted the following statement:

            "We have determined that all of the IMS Directors are currently independent other than the Chairman, who is an executive officer and employee of IMS. Our determination of "independence" means that we find that the Director has no material relationship with IMS, directly or indirectly, that would interfere with his or her exercise of independent judgment as a Director of IMS. Regarding Directors who are members of the Audit Committee, we find that each Director meets an even higher standard, in that each of them has not, other than in his or her capacity as a member of the Board or Board committee, accepted directly or indirectly any consulting, advisory or compensatory fee from, or been an affiliated person of, IMS or any subsidiary."

        The Board made its determination of independence in accordance with its "Guidelines for Determining Director Independence" referred to above. Those Guidelines provide:

  •
  A Director cannot be independent if he or she fails to meet the objective requirements as to "independence" under the new NYSE listing standards.

  •
  If a Director meets the objective NYSE standards, he or she will be deemed independent, absent unusual circumstances, if in the current year and the past three years the Director has had no related-party transaction or relationship with IMS or an "interlocking" relationship with another entity triggering disclosure under the SEC disclosure rules (such disclosure is required in our proxy statements).

  •
  If a Director who meets the objective NYSE independence requirements either has had a disclosable transaction or relationship or the Nominating and Governance Committee or the General Counsel requests that the Board consider any other circumstances in determining the Director's independence, the Board will make a subjective determination of independence.

  •
  The independence of Audit Committee members is determined in accordance with the higher applicable standards, referred to by the Board in its statement above.

Committees of the Board and Meetings

        Our Board of Directors has three standing committees:

  •
  Audit Committee

  •
  Compensation and Benefits Committee

  •
  Nominating and Governance Committee

        In 2003, the Audit Committee of the Board of Directors consisted of Messrs. Van Faasen (Chairman), Lockhart and Edwards. The Board has determined that Mr. Edwards is an "Audit Committee Financial

Expert" as such term is defined in new rules of the Securities and Exchange Commission. Each member of the Audit Committee is financially literate and is an independent director as defined in the new (as well as the old) NYSE listing standards. Beginning in November 2004 when the look-back period applicable to the NYSE's independence criteria increases from one year to three years, Mr. Edwards will cease to meet those criteria due to his former affiliation with the accounting firm Arthur Andersen LLP. Arthur Andersen had provided internal audit outsourcing services to us until May 2002. Mr. Edwards will again meet those independence criteria in April 2005, three years after his retirement from Arthur Andersen. For the period beginning November 2004 to April 2005, Mr. Edwards will step down from the Audit Committee. The Company intends to designate another member of the Board of Directors to act as the "Audit Committee Financial Expert" from the time Mr. Edwards steps down until Mr. Edwards rejoins the Audit Committee in April 2005.

        The Audit Committee held nine meetings in 2003. At each of its meetings, the Committee met with senior members of our financial management team, our Assistant Controller with responsibility for internal audit, our General Counsel and our independent public auditors. The primary functions of the Audit Committee are to assist the board in its oversight of: (1) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent public auditors' qualifications and independence; and (iv) the performance of the independent public auditors and the Company's internal audit function.

        The Audit Committee fulfills its responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter, as amended and restated October 21, 2003, which include:

  •
  Monitoring the preparation of, and reviewing with management, the individual in charge of our internal audit function and the independent public auditors, our annual audited financial statements and unaudited interim financial statements;

  •
  Supervising the relationship between the Company and our independent public auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving their non-audit services; and confirming their independence; and

  •
  Overseeing management's implementation and maintenance of effective systems of internal and disclosure controls, including a review of legal and regulatory matters affecting the Company, ethics and conflicts of interest matters and the Company's internal auditing program.

        The Board of Directors adopted an amended and restated Audit Committee Charter on October 21, 2003, a copy of which is attached to this Proxy Statement as Appendix A.

        In 2003, the Compensation and Benefits Committee of the Board of Directors consisted of Messrs. Puckett (Chairman), Imlay and Kamerschen. This Committee held five meetings during 2003. Each member of the Compensation and Benefits Committee is an independent director as defined in the new (as well as the old) NYSE listing standards. The primary function of the Compensation and Benefits Committee is to assist the Board of Directors in the discharge of its responsibilities to the shareholders, potential shareholders, other constituents and the investment community by overseeing:

  •
  The executive compensation practices of IMS;

  •
  Administration of our compensation and benefits programs for the employees and for the non-employee members of the Board including equity awards;

  •
  The executive performance appraisal process, management development program and succession plans for senior executives of IMS and annual presentations summarizing these matters to the full Board; and

  •
  Preparation of the annual report to shareholders on executive compensation as required by the Securities and Exchange Commission.

        The Committee establishes and reviews all compensation arrangements for elected corporate officers and certain other senior management positions consistent with the compensation philosophy adopted by the Board of Directors.

        In 2003, the Nominating and Governance Committee of the Board of Directors consisted of Messrs. Kamerschen (Chairman) and Clemente and Ms. Giusti. This Committee held four meetings during 2003. Each member of the Nominating and Governance Committee is an independent director as defined in the new (as well as the old) NYSE listing standards. The primary function of the Nominating and Governance Committee is to provide counsel to the full Board with respect to:

  •
  Board organization, membership, and function;

  •
  Board committee structure and membership; and

  •
  General corporate governance matters and practices.

        This Committee is responsible to identify individuals it believes are qualified to be Board members and recommend to the Board the nominees to stand for election as Directors. In this process, the Committee weighs the following criteria regarding a potential nominee: the relevance of the candidate's experience to the business of IMS and how that experience interplays with that of the other Board members; enhancing the diversity of the Board; the candidate's independence from conflict or direct economic relationship with IMS; and the ability of the candidate to attend Board meetings regularly and devote an appropriate amount of effort in preparation for those meetings. In addition, the Committee considers candidates who allow the Board to maintain relationships with our customers and other stakeholder groups and to respond to developments in the market in which we operate. It is also expected that director nominees be individuals who possess the character, judgment, skill and reputation and hold positions or affiliations befitting a director of a U.S. publicly held company of IMS's size.

        The Nominating and Governance Committee will consider shareholders' recommendations of nominees for membership on the Board of Directors. Shareholders may recommend candidates for membership on the Board of Directors to the Nominating and Governance Committee by submitting the names in writing to: Robert H. Steinfeld, Senior Vice President, General Counsel and Corporate Secretary, IMS Health Incorporated, 1499 Post Road, Fairfield, Connecticut 06824. The IMS Bylaws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an Annual or Special Meeting, which are described in the section entitled "Shareholder Proposals for 2005 Annual Meeting" beginning on page 39. Shareholders should provide the same information and follow the same procedures when recommending candidates for consideration by the Committee, except that it is recommended that the shareholder submit the candidate's name at least five months before the anniversary date of the last Annual Meeting. The Committee will review candidates put forward by shareholders under the same process described above for candidates identified by the Committee.

How to Contact the Board and its Committees

        We have established a process by which shareholders can contact our Board of Directors, including a committee of the Board of Directors.

  •
  To contact the Board or a Board committee, you can send an email to imsbod@imshealth.com, or write to the following address:

Board of Directors
IMS Health Incorporated
1499 Post Road
Fairfield, Connecticut 06824

  •
  All complaints and concerns will be received and processed by the Chairman of the Nominating and Governance Committee and the General Counsel's Office.

  •
  Complaints relating to IMS accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

  •
  You will receive a written acknowledgement from the General Counsel's Office upon receipt of your written complaint or concern.

  •
  You can report your concerns anonymously or confidentially.

Our policy on director attendance at annual meetings calls for directors to be invited but not required to attend IMS's annual meetings of stockholders. No directors attended the 2003 Annual Meeting of Shareholders other than Mr. Thomas, the Chairman of the Board.

Compensation of Directors

        Board members who are not employees of IMS receive compensation for Board service. Mr. Thomas is the only IMS employee now serving on the Board. Compensation payable to non-employee Directors currently consists of the following:

Annual Retainer:	$30,000, payable in quarterly installments
Committee Chairman Fees:	$10,000 annually, payable in quarterly installments
Attendance Fees:	$1,000 for each Board meeting, $1,000 for each Board committee meeting and expenses related to attendance at such meetings
Stock Options:
7,000 shares annually; these options vest and become exercisable in three equal annual installments or earlier upon termination of service by death, disability or retirement or upon termination in other circumstances as determined by the Compensation and Benefits Committee, and expire seven years after grant or earlier following termination of service
Restricted Stock Units:
2,250 restricted stock units annually; these units represent shares subject to a risk of forfeiture upon termination of service and restrictions on transferability for a one year period and do not have voting rights until settlement; dividend equivalents are unrestricted
Restricted Stock:
One-time grant of Common Stock with a value of $40,000 upon initial election as a Director; these shares are subject to a risk of forfeiture for five years but restrictions lapse upon death, disability or upon termination in other circumstances as determined by the Compensation and Benefits Committee; dividends are unrestricted

        Directors may elect to defer all or part of their compensation under our Non-Employee Directors' Deferred Compensation Plan, a non-qualified plan. Under this plan, the participating Directors may direct deferrals to an account to be credited as deferred cash, deferred share units or stock options. The number of share units acquired is determined by dividing the cash amount deferred by 100% of the fair market value of the stock at the deferral date. Stock options are acquired in a similar way, except they are valued at one-third of the then fair market value of a share of stock. Options have an exercise price equal to 100% of the fair market value of the underlying shares at the deferral date, and become exercisable after one year and have a term of seven years. Deferrals are non-forfeitable.

        If there is a change in control of IMS, the Compensation and Benefits Committee may take such action as it deems necessary or desirable with respect to Directors' stock options, restricted stock or restricted stock units. For this purpose, the term "change in control" has the same meaning as under the Change-in-Control Agreements, described below. These Committee actions could include acceleration of vesting, exercisability or settlement, payment of cash in exchange for cancellation, or issuing substitute awards that substantially preserve the value, rights and benefits of previously granted options, restricted stock or restricted stock units.

        The Board of Directors has adopted share ownership guidelines for non-employee Directors because it believes that each non-employee Director should maintain a meaningful investment in IMS.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation and Benefits Committee on Executive Compensation

        This report of the Compensation and Benefits Committee of the Board of Directors reviews our compensation program for senior executives. The Committee operates under a charter adopted by the Board, in accordance with corporate governance rules of the New York Stock Exchange. Committee members are independent directors. We have direct access to independent experts, experienced in marketplace pricing as well as design and implementation of executive compensation arrangements, for advice on compensation matters. Currently, the Committee reviews and approves the cash and equity components of the compensation program for all senior executives of IMS as well as change in control and retirement benefits. The Committee has responsibility for the determination of the Chief Executive Officer's compensation including salary, annual and long-term incentive awards of stock and cash, stock option grants and other equity grants and benefits. Our determinations on CEO compensation are presented to the Board for its ratification. Determination of the CEO's compensation is based on the Board's evaluation of the CEO's performance, which is presented to our Committee by the Chairman of the Nominating and Governance Committee, and such other non-performance related matters as our Committee deems appropriate.

    Executive Compensation Philosophy

        Both our Committee and the Board of Directors believe that to build shareholder value, IMS should compensate senior executives in a way that aligns their interests with the interests of shareholders. We want senior executives to operate our business with a long-term perspective while striving to deliver annual results in accordance with strategy and growth objectives set by the Board. IMS compensation programs are designed and managed based on our "pay-for-performance" philosophy, intended to deliver significantly higher rewards to those employees who consistently perform above expectations and make a significant contribution to the overall success of IMS. In order to hold executives directly accountable for results and promote a sharp focus on building shareholder value, our executive compensation program ties a major portion of an executive's compensation to measures of the performance of IMS. This "pay-for-performance" approach to compensation cascades throughout the organization, as do the IMS global job evaluation and benefit programs.

        The levels of compensation available to senior executives who successfully enhance corporate value need to be competitive with the compensation offered by other high-performing companies that potentially compete for their services. This approach enables us to attract and retain the highest caliber of executive talent, which is critical to the long-term success of our Company in an increasingly competitive market.

        As a result, in determining compensation opportunities and payments to executives, we look at the competitive opportunities, payments and performance among a comparator group of companies. The companies used for comparison purposes include several pharmaceutical service providers, companies engaged in other service industries and pharmaceutical companies, as well as other companies with which IMS competes for executive talent. These other companies have one or more characteristics comparable to IMS, including:

  •
  Projected revenues, growth, operating income, assets, market value and total shareholder returns;

  •
  Significant market presence outside the United States;

  •
  Leading market shares in significant or emerging markets; and

  •
  Similarities in scope of position responsibilities, executive qualifications and expertise and performance challenges.

The group of comparator companies for compensation purposes differs from the peer group used for comparison in the Performance Graph on page 22.

        Compensation data for the comparator companies comes from benchmarking surveys conducted by independent compensation consultants. In reviewing the data, we take into account how the IMS compensation policies and overall performance compares to similar indices for the comparator group. In general, we seek to target an executive's total compensation opportunity, earnable for strong performance by IMS, between the 50th and 75th percentile of the comparator group compensation for the corresponding position. Our decisions, however, take into account other factors, including individual, business unit and company-wide performance as well as shareholder returns. We seek also to ensure that compensation levels fairly reflect the contributions of individual executives, as compared to other employees and in relation to the building of value for the benefit of shareholders

        Stock-based awards provide a direct way to align the interests of our management team to the interests of shareholders. In addition, the Board of Directors has instituted stock ownership guidelines to ensure that each senior executive continues to hold a significant equity stake in IMS and remains strongly committed to its success.

    Executive Compensation Program

        Base Salary.    Base salary compensates an executive for ongoing performance of assigned responsibilities. Our Committee reviews base salaries annually. In determining whether to adjust the base salary of an executive, including the Chief Executive Officer, we take into account salaries paid for comparable positions at other companies, changes in the executive's responsibilities, the individual performance of the executive and the IMS compensation philosophy favoring variable, performance-based compensation. For 2003, we approved merit increases to the base salaries of all executive officers, for an overall increase of 4% excluding any promotional increases and our CFO who received an adjustment due to additional responsibilities associated with Sarbanes-Oxley legislation.

        Annual Incentives.    An annual incentive generally rewards an executive for financial results achieved for the year. These awards depend on the level of achievement relative to financial targets set at the beginning of the plan year. For 2003, we set financial targets based on two performance measures: revenue and operating income growth of IMS on a consolidated basis. In addition, we consider individual personal objectives if at least 80% of the financial goals are achieved. These objectives focus the executive on key strategic initiatives critical to IMS's long-term success.

        With respect to each performance measure, the executive does not earn an annual incentive unless performance exceeds a predetermined "floor" for that measure. The bonus opportunity with respect to a measure is earned if the target is achieved, with performance between the target and the floor resulting in a lower bonus with respect to that performance measure. An amount greater than the target bonus opportunity for each performance measure can be earned, up to a specific limit, for exceeding the target for that measure. Incentive payouts for executive officers in 2003 averaged 111.5% of target, ranging from 85%—125% of target.

        When negotiating to hire executives, in some cases we agree to provide a guaranteed level of annual incentive payments during the first one or two years of the executive's service.

        Performance Restricted Stock Units and Related Long-Term Incentives.    Performance Restricted Stock Units, or "PERS," provide a long-term incentive opportunity for senior executives based on achievement of the same pre-established annual financial and individual goals used for purposes of the annual incentive awards. We use this program to bring total compensation opportunities and long-term compensation opportunities within the desired range relative to the comparator group, as discussed above, and to enhance retention by requiring a period of future service to "earn-out" the shares representing the PERS awarded. In addition, through this program we enable senior executives to increase their stock ownership based on performance, which creates momentum toward achievement of executive stock ownership guidelines adopted by the Board.

        Under this program, we grant a matching PERS award equal in value to the annual incentive award earned by the executive. As an award of restricted stock units, PERS confer on an executive an opportunity to receive one share for each unit at the end of a set restricted period. The number of PERS granted equals the dollar amount of the executive's annual incentive award divided by the average fair market value of IMS stock for the last twenty trading days of the performance year. After grant, PERS fluctuate with the price of IMS stock for two years (during which period they remain subject to a risk of forfeiture in the event of termination of the executive's employment, with exceptions for death, certain other non-fault terminations, and a change in control) after which time the PERS vest.

        Certain executive officers who do not participate in the PERS program instead participate in our Long-Term Incentive (LTI) Program. However, not all executives in the LTI program receive awards every year and the award value varies based on individual performance. Under this program in 2003, participants were granted the opportunity to earn an award based on our cumulative earnings per share performance during the 2003 and 2004 fiscal years. Each award that may be earned consists of cash and a number of restricted stock units having a value at the commencement of the performance period equal to the cash amount. Awards range from 0% to 200% of the participant's target award level, depending on the level of performance. The cash portion of the award is vested at the end of the performance period, but restricted stock units require two years of further service in order to vest, except in cases of death, disability and certain retirements. The award for the 2002 and 2003 performance years paid out at 93.3% of target.

        Stock Options.    In 2003, we continued to use stock options as our primary long-term incentive mechanism because options reward executives to the extent shareholders benefit from share price increases after the date of grant. Executives can reap benefits from options only when and to the extent that the market value of the underlying shares has increased.

        Apart from regular option grants, we grant options to newly hired and newly promoted executives. Factors considered for these grants included: level of responsibility, potential future contributions and competitiveness of total compensation. In keeping with our philosophy to link individuals' compensation to stock performance, approximately 705 employees received stock option grants during 2003 that vest at the rate of one third per annum and have a seven-year term. Approximately 61% of IMS employees currently hold stock options.

        Restricted Stock or Units.    Restricted stock or units may be granted at Committee discretion to executive officers upon hiring, promotion, assignment of additional responsibilities, or in recognition of exceptional achievement. These are granted as an inducement and reward for new or increased commitment or contribution to IMS, and in some cases to offset valuable benefits lost by the executive upon leaving a previous employer to join our Company. In 2003, 20,000 restricted stock units were granted in addition to those issued under the PERS and LTI plans.

        Other Benefits.    We provide a variety of employment benefits in order to be competitive in attracting and retaining talented executives to work for IMS. Among the more important are retirement benefits provided under our various pension programs and severance benefits provided under the Employee Protection Plan and the Change-in-Control Agreements entered into with certain executives, as described beginning on page 25 of this Proxy Statement. In securing the services of certain executive officers, we have negotiated and entered into employment agreements that provide enhanced pension benefits and protections to the executive in the event of termination of employment, as described in greater detail beginning on page 26 We also offer the Executive Deferred Compensation Plan, which permits a number of senior executives to defer cash salary and bonus amounts until termination, retirement or later. Cash deferrals are treated as though invested in various indexed funds, offering tax advantages to executives and promoting retirement savings.

        CEO Compensation.    For 2003, we paid Mr. Thomas $787,500 in salary. He has an annual incentive target opportunity equal to 100% of his salary based on the achievement of established financial performance criteria set by the Compensation and Benefits Committee. Payment of the 2003 annual incentive award for Mr. Thomas was $984,375 or 125% of his target recognizing the fact that the Company, under his direction exceeded revenue, operating income, cash flow and EPS objectives this past year. Because 80% of the financial thresholds were achieved, this payment was calculated in accordance with the annual incentive plan which provides for a 48% weighting on revenue performance, a 32% weighting on operating income performance, and a 20% weighting on the individual objectives.

        Under the PERS program, Mr. Thomas received an award of restricted stock units that were equal in value to his annual incentive award. These restricted stock units will vest on January 2, 2006. To link his pay more closely to IMS's performance and align his interest more directly with the longer-term interests of shareowners, last year we granted Mr. Thomas 300,000 stock options that will vest in equal installments over three years. We believe that stock options and restricted stock units, when used judiciously and coupled with our stock ownership requirements, can be an extremely effective incentive for superior performance leading to long-term shareholder value. The target cash compensation for Mr. Thomas for 2003 was 26% below the 75thpercentile for our relevant peer group.

        Tax Deductibility.    Section 162(m) of the Internal Revenue Code of 1986 imposes limitations on the deductibility of compensation paid to a public company's chief executive officer and the other four most highly compensated executive officers. The Committee's policy is to seek to preserve such corporate tax deductibility to the greatest extent practicable, while maintaining the flexibility to approve, when appropriate, compensation arrangements in the best interests of IMS and its shareholders, but which may not always qualify for full tax deductibility. Accordingly, we have taken the steps we believe are required, including shareholder approval, to enable certain annual incentive awards, PERS, and options granted to senior executives to qualify as "performance-based" compensation not subject to Section 162(m) limits on tax deductibility. However, the Committee believes that we must attract, retain and reward the executive talent necessary to maximize the return to shareholders, and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

                      The Compensation and Benefits Committee
                      M. Bernard Puckett, Chairman
                      John P. Imlay, Jr.
                      Robert J. Kamerschen

Executive Compensation Tables

        The following table shows annual, long-term and other compensation paid or accrued by IMS for services rendered for the indicated fiscal years by our current Chief Executive Officer, and the four most highly compensated officers (the "named executive officers") serving at the end of 2003.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)	Restricted Stock Award(s)(3) ($)	Securities Underlying Options/SARs (#)	Long-Term Incentive Payouts ($)	All Other Compensa- tion(4) ($)
David M. Thomas Chairman and Chief Executive Officer	2003 2002 2001	787,500 750,000 750,000	984,375 562,500 750,000	130,758 224,646 278,900	984,375 562,500 2,867,000	300,000 300,000 0	0 0 0	42,008 44,984 25,803
David R. Carlucci President and Chief Operating Officer	2003 2002	550,000 129,589	660,000 137,500	82,305 0	660,000 1,494,500	150,000 250,000	0 0	0 0
Gilles V. J. Pajot(5) President, IMS Europe	2003 2002 2001	530,575 485,070 465,072	389,530 217,040 143,159	240,630 211,575 208,655	339,530 217,040 144,473	100,000 82,500 0	0 0 0	0 0 0
Nancy E. Cooper Senior Vice President and Chief Financial Officer	2003 2002 2001	342,500 320,000 53,333	210,000 160,000 0	751 0 0	210,000 160,000 0	125,000 55,000 100,000	0 0 0	10,314 6,132 0
Robert H. Steinfeld Senior Vice President, General Counsel and Corporate Secretary	2003 2002 2001	317,500 310,000 300,000	214,500 139,825 124,908	3,877 0 0	214,500 139,825 124,908	80,000 66,000 0	0 0 0	14,057 13,044 13,037

1.
Bonus amounts represent cash bonus amounts earned in a given fiscal year that are generally paid in the following year.

2.
The amounts for 2003, 2002 and 2001 shown for Mr. Thomas represents $85,083, $190,045 and $222,310 respectively for the imputed income associated with the personal use of the Company's aircraft. The amount for 2003 shown for Mr. Carlucci represents $31,361 for the value associated with the personal use of the Company's aircraft and $16,750 for financial management services. The amounts for 2003, 2002 and 2001 shown for Mr. Pajot includes $212,158, $188,463 and $187,009 respectively for living accommodations paid in accordance with his international assignment. This column does not include perquisites for executives where they total less than the lesser of 10% of salary plus bonus or $50,000.

3.
For 2003, IMS executives earned PERS based on financial performance as follows: Mr. Thomas, 40,658; Mr. Carlucci, 27,260; Mr. Pajot, 13,254; Ms. Cooper, 8,673; and Mr. Steinfeld, 8,859. These PERS are subject to a risk of forfeiture upon termination of employment in certain circumstances until they vest on January 2, 2006. PERS and restricted stock units are credited with dividend equivalents equal to dividends paid on IMS Common Stock. At December 31, 2003, the named executive officers held restricted stock unit awards relating to a number of shares having a fair market value at that date as follows (excluding PERS that were not issued until 2004 with respect to 2003 performance): Mr. Thomas, 105,760 shares valued at $2,623,901; Mr. Carlucci, 58,647 shares valued at $1,455,032; Mr. Pajot, 21,354 shares valued at $529,799; Ms. Cooper, 10,062 shares valued at $249,638; and Mr. Steinfeld, 14,963 shares valued at $371,243.

4.
The amounts shown for 2003 include aggregate annual Company contributions for the account of each named executive officer under the IMS Health Incorporated Savings Plan and IMS Health Incorporated Savings Equalization Plan as follows: Mr. Thomas, $42,008; Ms. Cooper, $10,314; and Mr. Steinfeld, $14,057.

5.
Amounts paid in Sterling to Mr. Pajot were converted to U.S. dollars at a rate of GBP 0.6086 to $1.00 for 2003, GBP 0.6657 to $1.00 for 2002, and GBP 0.6943 to $1.00 for 2001, in each case the average exchange rate during such year.

Option/SAR Grants in Last Fiscal Year

        The table below shows the grants of stock options made to the named executive officers in 2003. These options have an exercise price equal to the fair market value of the stock on the date of grant.

Name		Number of Securities Underlying Options/ SAR's Granted (#)	% of Total Options/SAR's Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Present Value (1) ($)
David M. Thomas	Stock Options	300,000	4.8%	$16.05	05/20/10	$1,139,400
David R. Carlucci	Stock Options	150,000	2.4%	$16.05	05/20/10	$569,700
Gilles V. J. Pajot	Stock Options	100,000	1.6%	$16.05	05/20/10	$379,800
Nancy E. Cooper	Stock Options	125,000	2.0%	$16.05	05/20/10	$474,750
Robert H. Steinfeld	Stock Options	80,000	1.3%	$16.05	05/20/10	$303,840

1.
Grant date present value is based on the Black-Scholes Option Pricing Model and assumes an expected stock-price volatility factor of 36%, a risk-free rate of return of 1.62%, an average annual dividend yield of 0.3%, a vesting and forfeiture discount of 10% and an assumed time of exercise of 3 years from grant date. These assumptions may or may not be fulfilled, and the amounts shown cannot be considered predictions of future value. Options will have value at the exercise date only to the extent the stock price exceeds the option exercise price.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

        The following table provides information related to option exercises by each of the named executive officers during 2003, the number of unexercised options at year-end and the value of unexercised in-the-money stock options at year-end.

			Number of Securities Underlying Unexercised Options/SAR's at Fiscal Year-End (1) (#)
					Value of Unexercised In-the-Money Options/SAR's at Fiscal Year-End (2) ($)
	Shares Acquired on Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David M. Thomas	—	—	1,100,000	500,000	1,076,000	4,075,000
David R. Carlucci			83,333	316,667	940,830	3,203,170
Gilles V. J. Pajot	—	—	948,673	155,000	4,234,635	1,274,800
Nancy E. Cooper	—	—	84,999	195,001	368,595	1,482,455
Robert H. Steinfeld	—	—	254,894	124,000	1,272,936	1,019,840

1.
Represents options to purchase shares of Common Stock of IMS.

2.
The values shown equal the difference between the exercise price of the exercisable and unexercisable options and the market price of the underlying common stock at the close of business on December 31, 2003 of $24.86.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2003, regarding certain outstanding awards and shares remaining available for future issuance under our compensation plans under which equity securities are authorized for issuance (excluding 401(k) plans, ESOPs and similar tax-qualified plans):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1) (c)
Equity compensation plans approved by security holders	27,779,251	$20.88	12,165,548
Equity compensation plans not approved by security holders	9,771,966	$19.78	2,451,016

Total	37,551,217	$20.59	14,616,564

1.
Of the shares remaining available for future issuance, the numbers of shares that may be issued as restricted stock or grants of stock as a bonus under our plans at December 31, 2003, were as follows: 1998 Employees' Stock Incentive Plan, 1,927,497 shares; 2000 Stock Incentive Plan, 2,451,016 shares; and 1998 Non-Employee Directors' Stock Incentive Plan, 440,953 shares. These are equity incentive plans that also authorize the grant of options and other types of equity awards, so that the shares will not necessarily be issued as restricted stock or stock bonus grants. Of the shares remaining available for future issuance, 2,656,600 shares remain available under the Company's Employee Stock Purchase Plan, a stock purchase plan meeting the requirements of Section 423 of the Internal Revenue Code.

        Our equity compensation plans that have not been approved by our shareholders are the 2000 Stock Incentive Plan and certain shares authorized for grant under the 1998 Non-Employee Directors' Stock Incentive Plan. Set forth below is a description of the material features of these plans:

  The 2000 Stock Incentive Plan provides for the grant of options and other equity awards to employees, excluding executive officers and directors. The Board of Directors adopted the Plan in 2000. Grants under the Plan are determined, and the Plan is administered by the Compensation and Benefits Committee of the Board of Directors (the "Committee") and certain officers to whom the Committee has delegated authority. The features of the Plan are similar to those of the 1998 Employees' Stock Incentive Plan, authorizing grants of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock-based awards. The Committee sets vesting terms of awards at grant; in some cases options or awards may vest upon the achievement of pre-set performance goals. To date, we have granted primarily options and restricted stock units under the Plan. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. Upon termination of employment, unvested options generally are forfeited and vested options expire 90 days after termination, except terms that are more favorable apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock units granted under the Plan are settled by delivery of shares, and generally have been subject to a risk of forfeiture upon termination of employment for a period of one to four years, except more favorable terms apply to termination due to death, disability or retirement. Holders of restricted stock units are entitled to dividend equivalents. The Committee has specified that certain awards under the Plan will become vested upon a change in control of IMS.

           The 1998 Non-Employee Directors' Stock Incentive Plan currently provides for the grant of options and restricted stock to non-employee directors. Under Securities and Exchange Commission rules governing the above table, the Plan is considered approved by security holders but was amended by the Board of Directors to add 226,678 shares in 2000. Grants under the Plan are determined, and the Plan is administered by, the Compensation and Benefits Committee of the Board of Directors, subject to the review and approval of the full Board of Directors. Options must have an exercise price of at least 100% of the fair market value of the Common Stock on the grant date, and a term not exceeding ten years. The Committee sets vesting terms of awards at grant. Upon termination of service as a director, unvested options generally are forfeited and vested options expire 90 days after termination, except more favorable terms, including non-forfeiture of unvested options, apply in the case of death, disability and retirement or as determined by the Committee. The exercise price may be paid in cash or by surrender of previously acquired shares. Restricted stock granted under the Plan is subject to a risk of forfeiture upon termination of service as a director, except in the case of death or disability or as otherwise determined by the Committee, for a period specified by the Committee.

Five Year Performance Graph

        This graph compares the total shareholder return of IMS, the Standard and Poor's 500 Index, the S&P 500 Pharmaceutical Index and a selected comparator group from December 31, 1998 until December 31, 2003. While there is no widely recognized standard industry group or individual companies that are pure peers of IMS, a group was selected composed of five companies that provide pharmaceutical companies with contract research, contract sales and drug wholesale services. Although most of these companies do not compete directly with IMS, their customers are the same, and we believe their share price performance is influenced by many of the same factors that influence the price of IMS Common Stock. This Pharmaceutical Services Group consists of: McKesson HBOC, Inc., Cardinal Health Inc., Covance Inc., Dendrite International, Inc. and NDCHealth Corporation. Quintiles Transnational Corporation was a part of this group for 2002 but has been excluded this year due to its acquisition by a private company.

Comparison of Cumulative Total Returns to Shareholders
December 31, 1998 to December 31, 2003

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	Compound Annual Return Rate
IMS	$100.00	$89.15	$92.40	$66.98	$55.18	$86.13	-2.9%
Pharmaceutical Services Group	$100.00	46.12	83.29	84.49	72.76	79.00	-4.6%
S&P 500 Pharmaceutical	$100.00	88.01	119.97	102.52	81.98	89.18	-2.3%
S&P 500	$100.00	121.04	110.03	96.94	75.52	97.17	-0.6%

Note: All IMS share prices have been adjusted to reflect dividend reinvestment of the value of the shares distributed in the Company's spin-off of Gartner, Inc. in 1999 and Synavant Inc. in 2000 into additional shares of stock in IMS.

Retirement Benefits

        Retirement benefits are provided to the named executive officers of the Company under pension arrangements that are described below. Compensation for the purpose of determining retirement benefits consists of base salary, annual bonuses, commissions, overtime and shift pay and includes earned compensation deferred under the Executive Deferred Compensation Plan. Severance pay, income derived from equity-based awards, contingent payments and other forms of special renumeration are excluded. A portion of the bonuses taken into account in the Summary Compensation Table above were not paid until the year following the year in which they were accrued and expensed. Compensation for purposes of determining average final compensation varies from the Summary Compensation Table amounts in that bonuses earned in the previous year but paid in the current year are part of compensation in the current year for retirement plan purposes, and any unpaid current year's bonuses accrued and included in the Summary Compensation Table are not part of compensation for that year. Unless otherwise noted, average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the employee's credited service.

        Mr. Thomas.    The table below illustrates the estimated aggregate annual benefits payable under the IMS Health Incorporated Retirement Plan ("Retirement Plan"), the IMS Health Incorporated Retirement Excess Plan ("REP") and the IMS Health Incorporated Supplemental Executive Retirement Plan ("SERP") for Mr. Thomas. It shows the estimated benefits based on different possible levels of average final compensation and credited years of service at the time of retirement. Amounts shown include U.S. Social Security benefits, which would be deducted from the benefits actually payable under these plans. These aggregate annual retirement benefits do not increase because of additional credited service after 15 years.

        Benefits vest after five years of credited service and are calculated at 5% of average final compensation per year for the first 10 years of credited service, and 2% per year for the next five years, up to a maximum of 60% of average final compensation after 15 years of credited service. The benefits shown in the table are calculated on a straight-life annuity basis.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$1,000,000	$250,000	$500,000	$600,000	$600,000	$600,000
1,300,000	325,000	650,000	780,000	780,000	780,000
1,600,000	400,000	800,000	960,000	960,000	960,000
1,900,000	475,000	950,000	1,140,000	1,140,000	1,140,000
2,200,000	550,000	1,100,000	1,320,000	1,320,000	1,320,000

        As of December 31, 2003, the number of years of credited service for Mr. Thomas is three. For 2003, compensation that would be included in calculating average final compensation for Mr. Thomas was $1,350,000.

        Under terms agreed to when he commenced employment in 2000 as the Chairman, Chief Executive Officer and at that time President, Mr. Thomas is 100% vested in the benefit payable under the terms of the SERP. In addition, Mr. Thomas' employment agreement provides for an alternate determination of his pension benefit, which if greater, would become payable. The alternative determination of his pension benefit reflects the service Mr. Thomas earned with his prior employer. See "Employment Agreements" beginning on page 26.

        Mr. Carlucci.    The table below illustrates the estimated aggregate annual benefits payable under the Retirement Plan, the REP and the SERP, as amended by the terms of Mr. Carlucci's employment agreement. It shows the estimated benefits based on different possible levels of average final compensation and credited years of service at the time of retirement. Amounts shown include U.S. Social Security benefits and amounts paid or payable under any qualified or non-qualified defined benefit pension plan maintained by his prior employer, which would be deducted from the benefits actually payable under these plans. These aggregate annual retirement benefits do not increase because of additional credited service earned following attainment of age 65.

        Benefits vest after five years of credited service and are calculated at 8% of average final compensation per year for the first 5 years of credited service, and 1.6% per year for the next twelve years, and an additional 0.8% for the partial year of service completed at his 65th birthday, up to a maximum of 60% of average final compensation. The benefits shown in the table are calculated on a straight-life annuity basis.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$500,000	$200,000	$240,000	$280,000	$300,000	$300,000
750,000	300,000	360,000	420,000	450,000	450,000
1,000,000	400,000	480,000	560,000	600,000	600,000
1,250,000	500,000	600,000	700,000	750,000	750,000
1,500,000	600,000	720,000	840,000	900,000	900,000

        As of December 31, 2003, the number of years of credited service for Mr. Carlucci is one. For 2003, compensation that would be included in calculating average final compensation for Mr. Carlucci was $687,500.

        Under terms agreed to when he commenced employment in 2002 as the President and Chief Operating Officer, Mr. Carlucci is 100% vested in the benefit payable under the terms of the SERP. In addition, Mr. Carlucci's employment agreement provides for an alternate determination of his average final compensation in the event his employment terminates prior to the 5th anniversary of his date of hire. See "Employment Agreements" beginning on page 26.

        Ms. Cooper and Mr. Steinfeld.    The table below illustrates, for Ms. Cooper and Mr. Steinfeld, the estimated aggregate annual benefits payable under the Retirement Plan, the REP and the IMS Health Incorporated Executive Pension Plan ("EXPP"). U.S. Social Security benefits will not be deducted when determining benefits payable to these executives. These aggregate annual retirement benefits do not increase because of additional credited service after 30 years.

        Benefits vest after five years of credited service and are calculated at 2.5% of average final compensation per year for the first 15 years of credited service, 1.5% of average final compensation for the next 15 years, up to a maximum of 60% of average final compensation after 30 years of credited service.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$375,000	$46,875	$93,750	$140,625	$168,750	$225,000
450,000	56,250	112,500	168,750	202,500	270,000
525,000	65,625	131,250	196,875	236,250	315,000
600,000	75,000	150,000	225,000	270,000	360,000
675,000	84,375	168,750	253,125	303,750	405,000

        The benefits shown in the table above are calculated on a straight-life annuity basis. As of December 31, 2003, the number of years of credited service for Ms. Cooper and Mr. Steinfeld are two and seven, respectively.

        For 2003, compensation that would be included in calculating average final compensation for Ms. Cooper and Mr. Steinfeld was $502,500 and $457,325, respectively. However, Mr. Steinfeld's employment agreement provides that his average final compensation will at least equal his 2001 base salary plus the greater of his 2001 target annual incentive or his actual annual incentive paid for 2001. As a result, Mr. Steinfeld's average final compensation will not be less than $465,000. In addition, Mr. Steinfeld's aggregate annual accrued benefit under the Retirement Plan, REP and EXPP will not be less than $47,240 per year commencing at age 55, which is the aggregate amount determined under the Retirement Plan, REP and US Executive Retirement Plan ("US ERP") as of February 11, 2003. See "Employment Agreements" beginning on page 26.

        Mr. Pajot.    The table below illustrates the estimated aggregate annual benefits payable in specified average final compensation and credited service classifications upon retirement for Mr. Pajot. Amounts shown include benefits payable under the plans of Mr. Pajot's prior employer that would be deducted in calculating benefits payable by IMS.

        Mr. Pajot is 100% vested in his plan benefit. Benefits are calculated at 3.25% of average final compensation per year of credited service, up to a maximum of 65% of average final compensation, after 20 years of service. See "Employment Agreements" beginning on page 26.

	Estimated Aggregate Annual Retirement Benefit Assuming Credited Service of:
Average Final Compensation
	5 Years	10 Years	15 Years	20 Years	30 Years
$600,000	$97,500	$195,000	$292,500	$390,000	$390,000
700,000	113,750	227,500	341,250	455,000	455,000
800,000	130,000	260,000	390,000	520,000	520,000
900,000	146,250	292,500	438,750	585,000	585,000
1,000,000	162,500	325,000	487,500	650,000	650,000

        The benefits shown in the table above are calculated on a straight-life annuity basis. As of December 31, 2003, the number of years of credited service for Mr. Pajot is eleven. For 2003, compensation that would be included in calculating average final compensation for Mr. Pajot was $747,615.

        Payment Alternatives Under Retirement Plans.    Optional forms of payment, including actuarially equivalent lump sum payments under the non-qualified plans, are available under each of these arrangements provided the employee has complied with all requirements relating to such election.

Change-in-Control Agreements

        We have entered into Change-in-Control Agreements with certain of our executives. These provide for severance and other benefits if, following a change in control of IMS, the executive's employment terminates in a way adverse to the executive. These agreements cover all executive officers as well as certain other officers and selected key employees.

        Under the Change-in-Control Agreements, an executive commits to remain employed for 180 days following an event that represents a potential change in control to maintain stable operations while a change in control proceeds. If a named executive officer's employment ends within two years following a change in control either because IMS terminates him or her without cause or because the executive resigns under circumstances constituting "good reason," the executive will be entitled to:

  •
  Payment of target bonus for the year, prorated to reflect the part of the year he or she worked;

  •
  Payment of a lump sum of three times: (a) his or her base salary plus, (b) annual target bonus for the year (one times or two times in the case of certain executives); if no target bonus has been determined for the year, the annual bonus actually earned in the preceding year will be used;

  •
  Immediate vesting of stock options;

  •
  Vesting and deemed achievement of target performance and payment for outstanding long-term performance awards;

  •
  Payment of an allowance for outplacement expenses;

  •
  Life and health insurance benefits for 36 months after termination (12 months or 24 months in the case of certain executives); and

  •
  A cash payment in lieu of receiving certain retiree medical and life benefits which otherwise would have commenced at age 55.

        If payments trigger the "golden parachute" excise tax imposed by the U.S. Internal Revenue Code, IMS will pay an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied, and we will reimburse an executive for expenses incurred in enforcing the agreement unless incurred in bad faith.

        Under the agreement, "good reason" means an adverse change in employment status, compensation or benefits, or a required move to a new work location not otherwise specified in the agreement.

        A "change in control" is defined in the agreement to occur if a person becomes the beneficial owner of 20% or more of the combined voting power of IMS's securities, if a majority of the Board changes in a 24-month period without the specified approval of incumbent directors, if IMS merges with another entity in a way that substantially changes the ownership of existing shareholders, if we sell substantially all assets or liquidate IMS, or if the Board of Directors otherwise determines that a change in control has occurred. If a potential change in control occurs, IMS must deposit funds into a "rabbi" trust to fund potential obligations under the agreements.

Employment Agreements

        The employment agreements with Messrs. Thomas, Carlucci, Pajot and Steinfeld and Ms. Cooper employ each of them for a specified period of up to approximately three years, with automatic one-year renewals thereafter. The agreements specify annual base salaries, which must be reviewed annually and may be increased but not decreased from the amount previously in effect. Salary levels in effect for 2003 are reflected in the Summary Compensation Table. The agreements also provide each executive with an opportunity to earn annual incentive compensation based on achievement of performance objectives set by the Compensation and Benefits Committee, in an amount not less than the incentive opportunity in the prior year and in any case not less than a specified percentage of salary, as follows: Mr. Thomas, 100%; Mr. Carlucci, 100%; Mr. Pajot, 65%; Ms. Cooper, 60%; and Mr. Steinfeld, 56%. Under the agreements, we must permit each executive to continue participating in plans and programs offering compensation opportunities and benefits no less favorable than those in effect at the time the agreements became effective. The agreements impose obligations on the executive as to confidentiality, non-competition, non-disparagement of IMS, and similar matters during employment and for specified periods following termination. In addition to normal remedies for breach, the breach of these obligations after termination of employment can trigger forfeiture of options.

        The agreements require IMS to provide certain payments and benefits upon termination of the executive's employment, in addition to amounts previously accrued. If employment terminates due to retirement, approved early retirement, death or disability, the executive will receive annual incentive compensation for that year prorated to reflect the part of the year worked. Retirement is defined as age 60, in the case of Mr. Thomas and Mr. Carlucci, and age 55 in the case of the other executives. Eligibility for retirement under certain IMS plans may be met through the attainment of age and/or service criteria that differs from that in the agreements. If termination results from a disability, the employment agreements provide for accelerated vesting of options, restricted stock units, performance awards and other awards and continued participation in health and other benefit plans until age 65. Although not covered by the employment agreements, the executives' option agreements provide, subject to certain exceptions, for no forfeiture of options and other awards upon termination due to death or retirement. If we terminate the employment of the executive other than for cause or the executive terminates for "good reason," he/she will receive:

  •
  Payment of a prorated portion of target bonus for that year;

  •
  Payment of a severance benefit equal to (i) for Messrs. Thomas, Carlucci and Pajot, two times the sum of annual salary plus the greater of that year's target bonus or the bonus paid in the prior year, and (ii) for Ms. Cooper and Mr. Steinfeld, the sum of annual salary plus the greater of that year's target bonus or the bonus paid in the prior year. These amounts are payable in monthly installments over 24 months;

  •
  Accelerated vesting of options, restricted stock units, performance awards and other awards, with any performance objectives deemed achieved at target levels; and

  •
  Continued participation in health and other benefit plans for up to two years after termination, unless a subsequent employer provides comparable benefits.

If such a termination occurs within two years after a change in control, the executive will receive the benefits listed above plus these enhancements:

  •
  The severance benefit multiplier will be three times rather than two times or one times the annual cash amount;

  •
  Any option granted during the term of the agreement will remain outstanding until its stated expiration date;

  •
  For purposes of our SERP, Mr. Thomas will be credited with additional years of age and/or service so that he will qualify for the maximum retirement benefit, and his average final compensation will be not less than his base salary and target annual incentive for the year in which the change in control occurred but in no event less than $2 million;

  •
  For purposes of the SERP, in the case of Mr. Carlucci, and of the EXPP, in the case of Ms. Cooper and Mr. Steinfeld, the executive will be credited with three additional years of age and three additional years of service for determining their retirement benefit;

  •
  Participation will continue in benefit plans for up to three years; and

  •
  Any greater benefits provided under the Change-in-Control Agreements will only apply to Mr. Pajot, Ms. Cooper and Mr. Steinfeld and not to Messrs. Thomas or Carlucci, because their employment agreements encompass their change-in-control benefits.

        Upon occurrence of a potential change-in-control event, we must deposit funds into a trust to fund potential obligations under the agreements. If payments following a change-in-control trigger the "golden parachute" excise tax, we will pay the executive an additional "gross-up" amount so that his or her after-tax benefits are the same as though no excise tax had applied.

        For purposes of the agreements, "good reason" means a demotion or adverse change in the executive's employment status, compensation or benefits, a required relocation, a failure of IMS to abide by other important provisions of the agreement or to renew the term of the agreement. We must fully indemnify the executives, continue officers' and directors' liability insurance during employment and for up to six years thereafter, and reimburse the executive for expenses incurred in enforcing the agreement unless incurred in bad faith or frivolous. A "change in control" has the same meaning as defined in the Change-in-Control Agreements, described above.

        The agreements contain additional provisions tailored to the individual executive's circumstances, and resulting from the negotiations between IMS and the executive. Mr. Thomas's agreement provides that he is credited, for purposes of vesting under our supplemental pension plan and other executive compensation plans (excluding the IMS equity plans), with 28 years of service, reflecting his years of service to his prior employer. If Mr. Thomas's employment terminates after five years of service to IMS, his 28 years of service to his prior employer will be treated as years of service under our SERP, but any pension paid by the former employer will reduce our pension obligation. If termination occurs in less than five years, the agreement provides a formula that can enhance his retirement benefit if termination is not for cause, not due to retirement and not a voluntary termination without good reason (as defined above). His agreement also provides that he and his family may use our aircraft for personal travel, in which case he will receive a tax "gross-up" for his income taxes resulting from a family member accompanying him on business travel (but not non-business travel).

        Mr. Carlucci's agreement provides that he is credited, for purposes of vesting under our supplemental pension plan and other executive compensation plans (excluding the IMS equity plans), with 26 years of service, reflecting his years of service to his prior employer. If Mr. Carlucci's employment terminates prior to completing five years of service to IMS, his Average Final Compensation under the SERP shall be determined by taking into account his compensation with his prior employer. His agreement also provides for the initial grant of 100,000 restricted stock units and 250,000 options. Unless his termination of employment is for cause or without good reason, Mr. Carlucci may elect to continue participating for his lifetime (along with coverage for his spouse and dependent children) in the IMS and medical plans beyond the date he would otherwise be eligible.

        Mr. Pajot's agreement provides for special pension benefits intended to duplicate benefits payable under a pension plan of a prior employer, had he remained with that employer until retirement. His arrangement provides that, if he retires at age 65, his annual benefit will equal 65% of his average final pensionable earnings (base salary plus bonus), however our retirement benefits obligation will be reduced by the pension amounts he is entitled to receive from his former employer. His disability benefits will be at least equal to those provided under our US ERP, with credit for all years of service to IMS. The US ERP disability provision provides for monthly payments to the disabled employee equal to 1/12th of the base salary and cash incentive paid to the employee during the 12 month period prior to becoming disabled. His agreement also provides that he can voluntarily terminate his employment before a change in control and receive the severance payments, pro-rata annual incentive award, vesting in certain options and continued health and welfare benefits that would have been provided had we terminated his employment without cause, or he can voluntarily terminate his employment within two years after a change in control and receive all of the payments and benefits that would have been provided had we terminated his employment without cause after a change in control.

        Ms. Cooper's agreement provides that for purposes of determining pension benefits under the EXPP, she will earn one additional year of past service credit upon the completion of one year of future service. Thereafter, additional service will be awarded in accordance with the terms of the EXPP. If Ms. Cooper is terminated within two years after a change in control in circumstances that would trigger a severance payment, she will also receive retiree medical and life insurance benefits no less favorable than those she would have received had she retired at or after age 55. Her agreement also provides that under certain circumstances, she may be required to reimburse IMS for bonus or equity based compensation received, if IMS is required to prepare an accounting restatement due to any material noncompliance with applicable financial reporting requirements.

        Mr. Steinfeld's agreement provides that, for purposes of determining pension benefits under the EXPP, his average final compensation will be at least equal to $465,000, his accrued benefit will not be less than that which was determined as of February 11, 2003 under the US ERP and he will earn two years of past service credit for each of the next 3 years of future service in addition to the service credits otherwise arising from such future service. Thereafter, additional service will be awarded in accordance with the terms of the EXPP. If Mr. Steinfeld is terminated within two years after a change in control in circumstances that would trigger a severance payment, he will also receive retiree medical and life insurance benefits no less favorable than those he would have received had he retired at or after age 55. His agreement also provides that under certain circumstances, he may be required to reimburse IMS for bonus or equity based compensation received, if IMS is required to prepare an accounting restatement due to any material noncompliance with applicable financial reporting requirements.

Employee Protection Plan

        The IMS Health Incorporated Employee Protection Plan ("EPP"), provides severance benefits to employees, including certain executive officers. The EPP provides for the payment of severance benefits if IMS terminates the officer's employment not for cause. An executive officer terminated in this way will receive salary and benefits continuing for not less than 26 weeks nor more than 104 weeks, determined on the basis of 1.5 weeks for each $10,000 of base salary plus three weeks for each year of service, but limited to 26 weeks if the employee has less than one year of service at termination. Benefits under the EPP cease when the officer earns or accrues compensation from any new employer or other third party. These benefits do not apply to certain executive officers terminated within two years after a change in control, which are covered by the change-in-control agreements described above.

        In addition to continuation of salary, the EPP provides to eligible terminated officers:

  •
  Continued medical, dental and life insurance coverage throughout the salary continuation period;

  •
  Payment of the annual bonus for the year of termination that would have been paid if employment continued, pro-rated to reflect the number of months worked during that year, but only if the employee worked for at least six months in that year and termination was not due to the employee's unsatisfactory performance; and

  •
  Outplacement services and financial counseling in certain cases.

        The Chief Executive Officer retains discretion to increase or decrease EPP benefits for executives and other employees. EPP benefits will not be provided to executives covered by employment agreements, except Messrs. Thomas, Carlucci and Ms. Cooper and Mr. Steinfeld are entitled to EPP benefits to the extent that they may be more favorable than benefits under their employment agreements.

PROPOSAL NO. 2: APPOINTMENT OF AND RELATIONSHIP
WITH INDEPENDENT PUBLIC AUDITORS

        The Board of Directors, upon the recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP as our independent public auditors for 2004. The Board of Directors will ask IMS shareholders to approve this selection at the Annual Meeting.

Report of the Audit Committee

        PricewaterhouseCoopers LLP served as our independent public auditors for the year ended December 31, 2003. PricewaterhouseCoopers has been our independent public auditors since July 1998, when IMS became an independent publicly traded company.

        Among its functions, the Audit Committee reviews the financial reporting process of IMS on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent public auditors are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

        The Audit Committee has reviewed and discussed the annual audited financial statements with management and the independent public auditors, PricewaterhouseCoopers. The Audit Committee also examined with the independent public auditors the matters required to be discussed by the Statement of Auditing Standards No. 61, and reviewed the results of the independent public auditor's examination of the consolidated financial statements.

        PricewaterhouseCoopers has also confirmed to IMS that it is in compliance with the rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence. The Audit Committee received and discussed with PricewaterhouseCoopers its written disclosures in the form of a letter as required by Independence Standards Board Standard No. 1. The Audit Committee has considered whether the provision of non-audit services by our independent public auditors is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, and the guidelines specified by the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee William C. Van Faasen, Chairman James D. Edwards H. Eugene Lockhart

Fees Paid to Independent Public Auditors

        The accounting firm of PricewaterhouseCoopers served as IMS's independent public auditors for the years ended December 31, 2003 and December 31, 2002. In addition to rendering audit services during those two years, PricewaterhouseCoopers performed various non-audit services for IMS worldwide.

    Audit and Other Fees for Past Two Fiscal Years

        The following table sets forth the aggregate fees billed to IMS for services rendered by PricewaterhouseCoopers for the 2003 and 2002 fiscal years. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation:

	2003	2002
	(in millions)
Audit fees (1)	$2.7	$1.9
Audit-related fees (2)	1.3	1.2
Tax fees (3)	0.5	0.8
All other fees (4)	0.2	3.3

Total	$4.7	$7.2

(1)
Audit fees principally include services related to the annual audit of the consolidated financial statements, statutory audits of foreign subsidiaries, SEC registration statements and other filings, and consultation on accounting matters.

(2)
Audit-related fees consisted principally of due diligence services related to acquisitions and audits of employee benefit plans.

(3)
Tax fees consisted principally of assistance with tax compliance services (including US federal and international returns) and tax examination assistance.

(4)
All other fees consisted principally of actuarial and human resource advisory services which were provided prior to May 2003, and $1.8 million in 2002 for an information system design and implementation project for IMS.

        All audit and non-audit services to be performed by IMS's independent public auditors must be approved in advance by the Audit Committee. As permitted by the SEC's rules, the Committee also has delegated to its Chairperson and each member determined to be an "audit committee financial expert," acting singly, the authority to pre-approve any audit or non-audit services if the need for pre-approval arises between regularly scheduled meetings. Such interim approvals, together with full documentation, are presented to the Committee at its next scheduled meeting.

        As early as practicable in each fiscal year, the independent public auditors provide to the Audit Committee a schedule of the audit and other services that the independent public auditors expect to provide or may provide during the next 12 months. The schedule will be specific as to the nature of the proposed services, the proposed fees and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next 12 months.

        A schedule of additional services proposed to be provided by the independent public auditors, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

        Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-related, Tax and All other, none were billed pursuant to these provisions in fiscal 2003 without pre-approval. Pre-approval requirements under applicable rules and regulations were not in place during fiscal 2002.

        The Audit Committee has considered the compatibility of non-audit services performed by PricewaterhouseCoopers with the auditors' independence. Our Committee has concluded that the provision of non-audit services by PricewaterhouseCoopers is compatible with that firm maintaining its independence from IMS and its management.

        The Board of Directors, on the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers as independent public auditors for IMS for the year ending December 31, 2004, subject to ratification of the appointment by the affirmative vote of a majority of the shares of Common Stock voting in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote on the matter. A representative of PricewaterhouseCoopers is expected to be available to answer appropriate questions at the Annual Meeting and is free to make statements during the meeting. If the shareholders do not ratify the appointment of PricewaterhouseCoopers, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS

PROPOSAL NO. 3: ELECT EACH DIRECTOR ANNUALLY

        The proponent of a shareholder proposal has stated that the proponent intends to present a proposal at the Annual Meeting. The name, address, including the email address, of, and number of shares held by, the proponent of the shareholder proposal will be furnished by the Company's Corporate Secretary to any shareholder who requests the information promptly upon the receipt of such request by the Corporate Secretary.

Shareholder Resolution

        Shareholders request that our Directors increase shareholder rights and take the steps necessary so that each director is elected annually. (Does not affect the unexpired terms of directors.)

Proponent's Supporting Statement

  Strong Investor Concern

        Thirty-eight (38) shareholder proposals on this topic achieved an impressive 62% average supporting vote in 2003. Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.

        Source: "Take on the Street" by Arthur Levitt

        Annual election of each director would also enable shareholders to vote annually on each member of our key Audit Committee. This is particularly important after the $200 billion-plus total loss in combined market value at Enron, Tyco, WorldCom, Qwest and Global Crossing due in part to poor auditing.

        I believe it is unfounded the concern expressed by some that the annual election of each director could leave a company without experienced Directors. In the unlikely event that shareholders vote to replace all Directors, such a decision would express overwhelming dissatisfaction with the incumbent Directors and would reflect the need for change.

  Council of Institutional Investors Recommendation

        The Council of Institutional investors www.cii.org, whose members have $2 trillion invested, called for annual election of each Director. Institutional investors in general own 88% of IMS stock.

Elect Each Director Annually
Yes on Proposal No. 3

The Board of Directors' Response

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
AGAINST ADOPTION OF THIS PROPOSAL AT THE ANNUAL
MEETING FOR THE FOLLOWING REASONS:

        The Board of Directors believes that its classified board structure, which has been in place since the Company became an independent publicly-held entity in 1998, is in the best interests of the Company and its shareholders. Under the Company's Certificate of Incorporation and Bylaws, the Board is comprised of three classes with Directors elected to staggered three-year terms. Approximately one-third of the Company's Directors stand for election each year, and the entire Board can be replaced in the course of three annual shareholders' meetings, all held within approximately two years. The Board believes that an active, professional board of directors benefits in many ways from classifying its directors.

        Under the current system, after an election, at least two-thirds of the Board will typically have had at least one year of experience as a Director of the Company, thereby providing them with a deeper awareness of the Company's business, products, markets, opportunities and challenges. This permits more effective long-term strategic planning. Moreover, the Board believes that electing Directors to three-year, as opposed to one-year, terms also enhances the independence of non-management Directors by providing them with a longer assured term of office. Three-year terms for Directors also assist the Company in attracting candidates who are willing to make a longer-term commitment to the Company. The Board believes that the continuity and quality of leadership promoted by a classified board structure helps create long-term value for the shareholders of the Company.

        In addition, the Board of Directors believes that electing directors to a classified board enhances an orderly transition of directors from election to election and helps prevent abrupt changes in corporate policies, based on misplaced short-term objectives that might result if the entire Board could be replaced in one year. In our view, a classified board strikes the optimal balance between the ability of the shareholders to evaluate the Board's performance and the need for continuity, stability and long-term strategic business considerations. The Board observes that numerous well-respected U.S. corporations and institutional investors have classified boards, including approximately 60% of the S&P 500 companies according to a September 2003 report by Institutional Shareholder Services, Inc.

        A classified board structure is widely used by many major corporations to protect against inadequate tender offers or unsolicited attempts to seize control of the Company. The classified Board is intended, together with the Company's other stockholder protection measures, to encourage potential acquirors to negotiate with the Board rather than engaging in hostile and abusive takeover tactics. It does so by requiring two meetings of shareholders to replace a majority of the Board and to dismantle other stockholder protection measures. By reducing the threat of an abrupt change in the composition of the entire Board, our classified board structure assists in providing the Board with an adequate opportunity to fulfill its duties to the Company's shareholders to review any takeover proposal, to study appropriate alternatives and to achieve the best results for all shareholders. Declassification of the Board could eliminate these benefits and make the Company a target for unsolicited hostile overtures from parties seeking to benefit themselves at the expense of the Company and, more importantly, its shareholders. It is important to note that a classified board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal and does not prevent potential acquirors from making unsolicited proposals that may be beneficial to consider.

        The Board of Directors also believes that directors elected to a classified board are no less accountable to shareholders than they would be if all directors were elected annually. All Directors are required to uphold their fiduciary duties to the Company and its shareholders, regardless of the length of their term of office. Accordingly, the Board does not believe that changing its classified board structure is necessary in order to make the Board more accountable to its shareholders.

        Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. However, because the proposal is a recommendation, its approval would not automatically eliminate the classified Board. Elimination of the classified board structure would require amendment of the Company's Certificate of Incorporation and Bylaws, which requires approval of the Board and shareholders of at least 80% of the outstanding voting stock of the Company.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST ADOPTION OF THIS PROPOSAL AT THE ANNUAL MEETING.

PROPOSAL NO. 4: SHAREHOLDER INPUT REGARDING GOLDEN PARACHUTES

        The proponent of a shareholder proposal has stated that the proponent intends to present a proposal at the Annual Meeting. The name, address, including the email address, of, and number of shares held by, the proponent of the shareholder proposal will be furnished by the Company's Corporate Secretary to any shareholder who requests the information promptly upon the receipt of such request by the Corporate Secretary.

Shareholder Resolution

        Shareholders request that our Board of Directors seek shareholder approval for future golden parachutes for senior executives. This applies to benefits exceeding 200% of the sum of the executive's base salary plus bonus. Future golden parachutes include agreements renewing, modifying or extending existing severance agreements or employment agreements with golden parachute or severance provisions.

        This includes that golden parachutes not be given for a change in control or merger which is approved but not completed. Or for executives who transfer to the successor company. This proposal would include, to the fullest extent, each golden parachute which our Board has or will have the power to grant or modify. Our company would have the flexibility of seeking shareholder approval after the material terms of a golden parachute were agreed upon.

Proponent's Supporting Statement

  In the view of certain institutional investors...

        Golden parachutes have the potential to:

  1)
  Create the wrong incentives and

  2)
  Reward mis-management.

A change in control can be more likely if our executives do not maximize shareholder value. Golden parachutes can allow our executives to walk away with millions even if shareholder value languishes during their tenure.

  54% Shareholder Support

        The 17 shareholder proposals voted on this topic in 2003 achieved an impressive 54% average supporting vote. The potential magnitude of golden parachutes for executives was highlighted in the failed merger of Sprint (FON) with MCI WorldCom. Investor and media attention focused on the estimated $400 million payout to Sprint Chairman William Esrey. Almost $400 million would have come from the exercise of stock options that vested when the deal was approved by Sprint's shareholders. Another example of questionable golden parachutes is the $150 million parachute payment to Northrop Grumman executives after the merger with Lockheed Martin fell apart.

  Independent Support for Shareholder Input on Golden Parachutes

        Institutional investors recommend companies seek shareholder approval for golden parachutes. For instance the California Public Employees Retirement System (CalPERS) said, "shareholder proposals requesting submission of golden parachutes to shareholder vote will always be supported." Also, the Council of Institutional investors www.cii.org supports shareholder approval if the golden parachute exceeds 200% of a senior executive's annual base salary.

Shareholder Input regarding Golden Parachutes
YES ON Proposal No. 4

The Board of Directors' Response

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
AGAINST ADOPTION OF THIS PROPOSAL AT THE ANNUAL
MEETING FOR THE FOLLOWING REASONS:

        The Board of Directors believes that contractual arrangements to senior executives of the Company that provide reasonable severance benefits following a change in control of the Company can be an important and entirely appropriate element of an executive compensation program. The Board believes that such arrangements may provide the means of ensuring the stability of certain of the Company's executive management team during a period when management's employment may be jeopardized by a threatened hostile takeover or during a transition period prior to the consummation of a friendly merger. This stability is believed to be in the best interests of the Company and its shareholders.

        The Board of Directors disagrees with the proponent's assertion that these types of severance agreements create a potential conflict of interest between management and shareholders. In fact, the Board believes that exactly the opposite may be the case and that reasonable severance agreements serve to further align the interests of management and shareholders. These agreements, by providing financial security for possible job loss following a takeover, help management assess a takeover bid objectively and advise the Board of Directors whether the bid is in the best interests of the Company and its shareholders without fear of personal financial loss.

        The Board of Directors believes that the proponent's concerns regarding the appropriateness of any severance agreement are adequately taken into account by the Compensation and Benefits Committee. The Committee is composed entirely of independent directors as defined in the existing NYSE listing standards and none of its members are officers or employees of IMS. The Committee's primary purpose is to assist the Board of Directors in the discharge of its responsibilities to the shareholders, potential shareholders, other constituents and investment community by overseeing, among other things, the executive compensation programs of the Company. The Committee has direct access to independent experts, experienced in the marketplace pricing design and implementation of executive compensation arrangements, for advice on compensation matters. The Committee's charter requires the Committee to schedule at least four regular meetings per year and meet in an executive session at least on an annual basis. Each member of the Committee is required to have sufficient knowledge and familiarity in the area of compensation practices and policies to discharge the duties and responsibilities of the Committee.

        As more fully explained in the Report of the Compensation and Benefits Committee on Executive Compensation on page 15 of this proxy statement, both the Committee and the Board of Directors believe that to build shareholder value, IMS should compensate senior executives in a way that aligns their interests with the interests of shareholders. The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns. These programs, which have been developed to be competitive with compensation packages offered by other comparable companies, link a significant portion of executive compensation to performance and to total shareholder return. The Committee recognizes its responsibility under Delaware law to make executive compensation decisions in a manner it believes to be in the best interests of the Company and its shareholders. Further, the Committee, on an ongoing basis, devotes considerable time and effort to compensation issues, including the balance to be struck among the various objectives of these programs.

        Finally, the Board believes that shareholder approval of such arrangements is not in the best interests of the Company and its shareholders since the imposition of such a requirement would, as a practical matter, make it extremely difficult to timely implement compensation arrangements suited to particular situations and circumstances. In particular, under the proposal, unless the Company were to incur the significant expense of a special meeting of shareholders, such arrangements could only be entered into once a year after approval at the annual meeting of shareholders or subject to a general pre-approval that might not be sufficient for all needs. Compensation arrangements with executives, including severance agreements, continue to be the responsibility of the Compensation and Benefits Committee and the Board, who are in the best position to assess competitive compensation practices.

        The Board of Directors believes that, for the above reasons, it is in the best interests of the Company's shareholders that the responsibility for this ongoing process continues to be vested in the Compensation and Benefits Committee and the Board.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST ADOPTION OF THIS PROPOSAL AT THE ANNUAL MEETING.

OTHER MATTERS

        Other Business.    We know of no matters, other than those referred to in this Proxy Statement that will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the Meeting, the persons named in the enclosed form of proxy will have discretion to vote on those matters for you.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Under the rules of the Securities and Exchange Commission, if a shareholder wants us to include a proposal in our Proxy Statement (and form of proxy) for presentation at our 2005 Annual Meeting of Shareholders, the proposal must be received by us, marked to the attention of Robert H. Steinfeld, Corporate Secretary, at our principal executive offices by November 22, 2004.

        Under our Bylaws, and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary of IMS at 1499 Post Road, Fairfield, Connecticut 06824. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2005 Annual Meeting no earlier than February 6, 2005, and no later than February 26, 2005.

        If, however, the date of our 2005 Annual Meeting is advanced more than 20 days, or delayed more than 70 days, from May 7, 2005, we must receive notice no earlier than 90 days prior to the 2005 Annual Meeting date and no later than the close of business (i) 70 days prior to the 2005 Annual Meeting date or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later.

        The nomination must contain the following information about the nominee:

  •
  The information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a Director; and

  •
  A signed consent of the nominee to serve as a Director of IMS, if elected.

        Notice of a proposed item of business must include:

  •
  A brief description of the substance of, and the reasons for conducting, such business at the annual meeting;

  •
  The shareholder's name and address;

  •
  The number of shares of common stock held by the shareholder (with supporting documentation where appropriate); and

  •
  Any material interest of the shareholder in such business.

REDUCE MAILINGS

        If more than one copy of our 2003 Annual Report, 2003 Annual Review and Proxy Statement has been mailed to your address and you wish to reduce the number of reports you receive and save us the cost of producing and mailing these reports or if you wish to receive your reports via the Internet, please let us know. We will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s). At least one account must continue to receive the Annual Report and Proxy Statement either via mail or via Internet delivery.

        March 22, 2004

APPENDIX A

IMS HEALTH INCORPORATED
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER
(amended and restated as of October 21, 2003)

I. PURPOSE

        The Audit Committee shall:

  (a)
  provide assistance to the Board in overseeing: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent public auditors' qualifications and independence; and (iv) the performance of the independent public auditors and the Corporation's internal audit function; and

  (b)
  prepare the report required to be prepared by the Audit Committee pursuant to the rules of the Securities and Exchange Commission ("SEC") for inclusion in the Corporation's annual proxy statement.

        The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent public accountants are responsible for planning and carrying out a proper audit of the Corporation's annual financial statements, reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

        The Audit Committee will fulfill its responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise "independent" under the rules of the New York Stock Exchange, Inc., the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Board of Directors shall also determine that each member is "financially literate," and that at least one member of the Audit Committee has "accounting or related financial management expertise," or shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board in its business judgement, and whether any member of the Audit Committee is an "audit committee financial expert," as defined by rules of the SEC. If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

        No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Corporation's annual proxy statement. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation other than (i) director's fees, which may be received in cash, stock, restricted stock, restricted stock units, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

        The members of the Audit Committee shall be appointed by the Board based on nominations recommended by the Corporation's Nominating and Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Unless a Chairperson is designated by the full Board, the members of the Audit Committee may elect a Chairperson by majority vote of the full Audit Committee membership.

        The independent public accountants shall submit to the Audit Committee annually a formal written statement (the "Auditors' Statement") describing: the public accountants' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the public accountants, and any steps taken to deal with any such issues; and (to assess the public accountants' independence) all relationships between the independent public accountants and the Corporation, including each non-audit service provided to the Corporation and the matters set forth in Independence Standards Board No. 1.

        The independent public accountants shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent public accountants: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent public accountants in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent public accountants, in the aggregate and by each service.

III. MEETINGS

        The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. As part of its job to foster open communication, the Audit Committee should meet periodically with management, the individual in charge of the internal auditing function of the Corporation and the independent accountants separately to discuss any matters that the Audit Committee or any of these groups believes should be discussed privately. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee via conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee, to the extent it deems necessary or appropriate, shall:

Independent Public Accountants

1.
Directly appoint, retain, compensate, evaluate and terminate the independent public accountants, including sole authority to approve all audit engagement fees and terms, provided that the independent public accountants' appointment shall be subject to shareholder approval. The Committee shall also directly appoint, retain, compensate, evaluate and terminate any other Registered Accounting Firm to be engaged by the Corporation for the purpose of preparing or issuing an audit report or performing audit, review or attest services for the Corporation, including sole authority to approve all audit engagement fees and terms;

2.
Pre-approve all audit and non-audit engagements of the independent public accountants and the fees associated therewith. All requests for pre-approval must include a detailed description of the services proposed to be rendered and, whenever possible, shall be presented to the Audit Committee at a regularly scheduled meeting. The Audit Committee shall note the review of such requests in its official minutes, along with its decision. By this Charter, the Audit Committee hereby delegates to each of its Chairperson and any other member determined to be an "audit committee financial expert," acting singly, the authority to pre-approve any audit or non-audit services if the need for consideration of a pre-approval request arises between regularly scheduled meetings. Any such approvals by the Chairperson or the "audit committee financial expert," together with full documentation, shall be presented to the Audit Committee at its next scheduled meeting;

3.
Ensure that the independent public accountants prepare and deliver annually an Auditors' Statement (it being understood that the independent public accountants are responsible for the accuracy and completeness of this statement) and discuss with the independent public accountants any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Corporation's independent public accountants;

4.
Obtain from the independent public accountants in connection with any audit a timely report relating to the Corporation's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and any material written communications between the independent public accountants and management, such as any "management" letter or schedule of unadjusted differences;

5.
Review and evaluate the qualifications, performance and independence of the lead partner of the independent public accountants;

6.
Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself;

7.
Take into account the opinions of management and the Corporation's internal audit function in assessing the independent public accountants' qualifications, performance and independence; and

8.
Instruct the independent public accountants that the independent public accountants are ultimately accountable to the Board and the Audit Committee, as representatives of the shareholders.

Internal Auditing Function

        Review the appointment and replacement of the provider of the Corporation's internal auditing function or the employee in charge of the internal auditing function; and

        Advise the employee in charge of the internal auditing function that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing function and management's responses thereto.

Financial Reporting Principles and Policies and Internal Audit Controls and Procedures

1.
Advise management, the individual in charge of the internal auditing function and the independent public accountants that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices, including major changes to the Corporation's accounting principles and practices proposed by management, and any significant changes in auditing standards or audit scope applicable to the independent public accountants' audit;

2.
Consider any reports or communications (and management's and/or the internal audit function's responses thereto) submitted to the Audit Committee by the independent public accountants required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented;

3.
Meet with management, the individual in charge of the internal auditing function and the independent public accountants:

•
to discuss the scope of the annual audit;

•
to review the form of opinion the independent public accountants propose to render to the Board and shareholders;

•
to discuss the annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

•
to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing function or the independent public accountants, relating to the Corporation's financial statements;

•
to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent public accountants to the Corporation;

•
to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative U.S. GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and

•
to discuss any significant difficulties the independent public accountants encountered during the course of the review or audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

4.
Inquire of the Corporation's chief executive officer and chief financial officer as to the existence of any significant deficiencies in the design or operation of internal controls that could adversely affect the Corporation's ability to record, process, summarize and report financial data, any material weaknesses in internal controls, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls;

5.
Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation's exposure to risk, and to discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

6.
Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

7.
Discuss with the Corporation's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Corporation's business, financial condition or compliance policies, including material notices to or inquiries received from governmental agencies;

8.
Discuss and review the type and presentation of information to be included in earnings press releases;

9.
Discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

10.
Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Corporation employees of concerns regarding questionable accounting or auditing matters; and

11.
Establish hiring policies for employees or former employees of the independent public accountants.

Reporting and Recommendations, Etc.

1.
Review this Charter at least annually and recommend any changes to the full Board;

2.
Report through its Chairperson its activities to the full Board following meetings of the Audit Committee and to make such recommendations with respect to the above matters and other matters as the Audit Committee may deem necessary or appropriate;

3.
Maintain minutes or other records of meetings and activities of the Audit Committee;

4.
Prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement; and

5.
Prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation shall compare the performance of the Committee with the requirements of this Charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the Committee Chair or any other member designated by the Committee to make this report.

V. DELEGATION TO SUBCOMMITTEE

        The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee.

VI. RESOURCES AND AUTHORITY

        The Audit Committee shall have the resources and authority appropriate to discharge its responsibility, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other expert and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

ANNUAL MEETING OF SHAREHOLDERS OF

IMS HEALTH INCORPORATED

May 7, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

        PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.				THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.
1. Election of Directors				2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Public Auditors for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES:		THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEMS 3 AND 4.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) ( ) ( )	James D. Edwards David M. Thomas William C. Van Faasen	3.	Approval of the Shareholder proposal relating to the election of each Director annually.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)			4.	Approval of the Shareholder proposal relating to shareholder input regarding Golden Parachutes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IMS HEALTH INCORPORATED
2004 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF SHAREHOLDERS ON MAY 7, 2004.

        The undersigned shareholder hereby appoints DAVID M. THOMAS, NANCY E. COOPER and ROBERT H. STEINFELD, and each of them, officers and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of IMS Health Incorporated, to be held at The Westin Stamford, Stamford, Connecticut on Friday, May 7, 2004, at 11:30 a.m. and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned shareholder. If no direction is made, the proxy will be voted "FOR" the approval of Item 1, the election of James D. Edwards, David M. Thomas, William C. Van Faasen, "FOR" the approval of Item 2, the ratification of the appointment of PricewaterhouseCoopers LLP as Independent Public Auditors for 2004, "AGAINST" Item 3, the approval of the shareholder proposal relating to the election of each Director Annually, and "AGAINST" Item 4, the approval of the shareholder proposal relating to Shareholder Input regarding Golden Parachutes.

        For participants in the IMS Health Incorporated Savings Plan that have contributions invested in IMS Common Stock, this proxy card will serve as a voting instruction for the Trustee of the Plan. Participants must return their proxy card prior to April 30, 2004. American Stock Transfer & Trust Company will then forward the proxy cards to the Trustee. If a participant's proxy card is not received before April 30, 2004 or if such participant signs and returns his or her proxy card without instructions marked in the boxes, the Trustee will vote the participant's shares of Common Stock in the same proportion as other shares of Common Stock held in the Plan for which the Trustee received timely instructions.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

IMS HEALTH INCORPORATED

May 7, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER ACCOUNT NUMBER
- OR -
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

        PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES.				THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.
1. Election of Directors				2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Public Auditors for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES:		THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEMS 3 AND 4.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) ( ) ( )	James D. Edwards David M. Thomas William C. Van Faasen	3.	Approval of the Shareholder proposal relating to the election of each Director annually.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)			4.	Approval of the Shareholder proposal relating to shareholder input regarding Golden Parachutes.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

Unless voting electronically or by phone, please mark, sign and date this proxy card and return it promptly in the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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TABLE OF CONTENTS
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS
PROPOSAL NO. 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE
DIRECTORS STANDING FOR ELECTION
DIRECTORS CONTINUING IN OFFICE
CORPORATE GOVERNANCE AT IMS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
Comparison of Cumulative Total Returns to Shareholders December 31, 1998 to December 31, 2003
PROPOSAL NO. 2: APPOINTMENT OF AND RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS
Fees Paid to Independent Public Auditors
PROPOSAL NO. 3: ELECT EACH DIRECTOR ANNUALLY
Elect Each Director Annually Yes on Proposal No. 3
PROPOSAL NO. 4: SHAREHOLDER INPUT REGARDING GOLDEN PARACHUTES
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
REDUCE MAILINGS
IMS HEALTH INCORPORATED AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER (amended and restated as of October 21, 2003)